SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2001

MEDICAL INCOME
PROPERTIES 2A LIMITED
PARTNERSHIP

(Exact name of Registrant as Specified in its Charter)

Delaware	33-6122-01	59-2724921
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

400 Northridge Road Atlanta, GA	30350
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code: (770) 668-1080

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS

On October 3, 2001 Medical Income Properties 2A Limited Partnership (the "Partnership") distributed to its partners of record on that date the amount of $158.95 per Unit out of the Partnership’s assets. This distribution was made in connection with the Partnership’s planned liquidation as described in its Current Reports on Form 8-K filed February 18, 1997, and represented the final cash distribution to its partners. The Partnership retained an aggregate of $29,287 ($1.57 per unit) to cover expenses associated with completing termination of the Partnership. On October 5, 2001, the Delaware Secretary of State issued a Certificate of Cancellation of Partnership.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INCOME PROPERTIES 2A LIMITED PARTNERSHIP By: Qualicorp Management Inc., Managing General Partner By: /s/ John H. Stoddard John H. Stoddard, President

Date: October 11, 2001